FILED PURSUANT TO RULE 424(b)(3)
                                     S.E.C. FILE NUMBER 333-23063


FIRST SUPPLEMENT TO PROSPECTUS
December 16, 1997
(TO PROSPECTUS DATED SEPTEMBER 18, 1997)

The Prospectus dated September 18, 1997 (the "Prospectus") relating to the offer and sale, from time to time, by the Selling Securityholders listed therein of up to $550,000,000 aggregate principal amount of 3% Convertible Subordinated Notes Due February 15, 2002 (the "Notes") of CUC International Inc. (the "Company") and up to 17,959,205 shares of common stock, $.01 par value of the Company, issuable upon conversion of the Notes, is hereby supplemented as follows:

The following entities are hereby named as Selling Securityholders as contemplated on page 29 of the Prospectus:

                                     PRINCIPAL AMOUNT          NUMBER OF
                                     OF NOTES COVERED        SHARES COVERED
 SELLING SECURITYHOLDER            BY THIS PROSPECTUS     BY THIS PROSPECTUS
____________________________      ____________________   ___________________

Baird, Patrick & Co. Inc.                  $ 5,000,000            163,265
20 Exchange Place
New York, NY  10005

CFW-C, L.P.                                $ 3,000,000             97,959
201 Main St., Suite 3200
Fort Worth, TX  76102

Chase Securities Inc.                      $ 5,000,000            163,265
270 Park Ave.
New York, NY  10017

Chrysler Corporation Master Retirement     $ 1,750,000a            57,142a
  Trust
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Cowen & Company                            $ 2,000,000             65,306
Financial Square
25th Floor
New York, NY  10005-3597



                                     PRINCIPAL AMOUNT          NUMBER OF
                                     OF NOTES COVERED       SHARES COVERED
  SELLING SECURITYHOLDER            BY THIS PROSPECTUS    BY THIS PROSPECTUS
________________________________    __________________    __________________

EVEREN Securities, Inc.                    $ 1,000,000             32,653
77 W. Wacker Dr.
Chicago, IL  60601

Financial Security Assurance Inc.          $   600,000             19,591
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd, #1050
Los Angeles, CA  90024

Hughes AircraftCompany Master              $   105,000a             3,428a
  Retirement Trust
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

JP Morgan Securities Incorporated          $ 3,588,000            117,159
60 Wall Street, 6th Floor
New York, NY  10260

Lipper Convertibles, L.P.                  $16,500,000            538,775
101 Park Avenue, 6th Floor
New York, NY  10178

Lipper Offshore Convertibles, L.P.         $ 2,500,000             81,632
c/o Lipper & Company, L.P.
101 Park Avenue, 6th Floor
New York, NY  10178

Merrill Lynch Pierce Fenner & Smith, Inc.  $ 2,897,000             94,595
101 Hudson St.
Jersey City, NJ

Morgan Stanley, Dean Witter,
   Discover & Co.                          $ 6,795,000            161,469
1585 Broadway
New York, NY  10036

Nalco Chemical Retirement Trust            $    80,000a             2,612a
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Natwest Markets                            $23,000,000            751,020
175 Water Street
New York, NY  10005


                                     PRINCIPAL AMOUNT         NUMBER OF
                                     OF NOTES COVERED       SHARES COVERED
   SELLING SECURITYHOLDER           BY THIS PROSPECTUS    BY THIS PROSPECTUS
__________________________________  ___________________   __________________

OCM Convertible Trust                     $    295,000a             9,632a
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Oregon Equity Fund                          $1,000,000a            32,653a
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd. #1050
Los Angeles, CA  90025

Paloma Securities L.L.C.                    $2,000,000a            65,306a
Two American Lane
Greenwich, CT  06836

Partner Reinsurance Company Ltd.            $   50,000a             1,632a
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

SBC Warburg Dillon Read Inc.               $19,837,000            647,728
c/o Swiss Bank Center One
677 Washington Blvd., 9th Floor, North
Stamford, CT  06912

Silverton International Fund Limited       $ 2,200,000             71,836
129 Front Street
Hamilton HM12
Bermuda

State Employees Retirement Fund of the     $    80,000a             2,612a
  State of Delaware
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

State of Connecticut Combined Investment   $   535,000a            17,469a
  Funds
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071

Swiss Bank Corporation - London Branch     $13,700,000            447,346
c/o Swiss Bank Center One
677 Washington Blvd., 9th Floor, North
Stamford, CT  06912


                                     PRINCIPAL AMOUNT          NUMBER OF
                                     OF NOTES COVERED       SHARES COVERED
   SELLING SECURITYHOLDER           BY THIS PROSPECTUS    BY THIS PROSPECTUS
_________________________________   __________________    __________________

Toronto Dominion (New York), Inc.          $ 7,885,000            257,469
c/o TD Securities
31 West 52nd Street, 21st Floor
New York, NY  10019-6101

Valley Insurance Company                   $   100,000              3,265
c/o Froley, Revy Investment Co.
10900 Wilshire Blvd, #1050
Los Angeles, CA  90024

Vanguard Convertible Securities
   Fund, Inc.                              $   185,000              6,040
c/o Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, CA  90071
_______________________________
a   Principal Amount of Notes and Number of Shares represented in this Supplement by this Selling Securityholder is in addition to those Notes and Shares set forth with respect to this Selling
Securityholder in the Prospectus.